Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman

Senior Vice President - Finance

Horace Mann Educators

Corporation

(217) 788-5708

www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR THIRD QUARTER

SPRINGFIELD, Ill., October 31, 2007 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $18.4 million (41 cents per share) and $64.8 million ($1.45 per share) for the three and nine months ended September 30, 2007, respectively, compared to net income of $19.4 million (43 cents per share) and $70.1 million ($1.55 per share) for the same periods in 2006. Included in net income was a net realized loss on securities of $0.5 million ($0.3 million after tax, or 1 cent per share) for the third quarter of 2007 and net realized gains of $2.1 million ($1.4 million after tax, or 3 cents per share) for the nine months ended September 30, 2007. In 2006, net realized investment gains were $0.8 million ($0.5 million after tax, or 1 cent per share) and $5.3 million ($3.4 million after tax, or 8 cents per share) for the respective three and nine month periods. All per-share amounts are stated on a diluted basis.

“Horace Mann continues to produce strong results in 2007. The third quarter represented another solid earnings period for the company, consistent with prior year and our expectations,” said Louis G. Lower II, President and Chief Executive Officer. “In our property and casualty segment, the current quarter and nine months’ combined ratios excluding catastrophes and prior years’ reserve development of approximately 91 percent exceeded prior year and were somewhat above our expectations, primarily due to an increase in property claims frequency. In spite of the benign hurricane season, catastrophe losses in the quarter were greater than prior year and somewhat higher than normal primarily as a result of storms in the Midwest. Favorable prior years’ reserve development continued in the third quarter, although at a reduced level compared to last year. Annuity segment earnings exceeded our expectations in the quarter and continued well ahead of prior year, driven by increased investment spreads and contract charges. Life segment earnings were also strong, reflecting growth in investment income and favorable mortality experience.”

“Our growth initiatives demonstrated continued progress as well,” continued Lower. “While total new auto unit sales were down in the third quarter compared to prior year, virtually all of the decrease was a by-product of our property catastrophe risk mitigation efforts in Florida. Through nine months, total new auto sales units increased 2 percent, including a 3 percent growth in units sold to new auto policyholders.”

1

“In terms of our year-end earnings outlook, at this time we are unable to fully assess the fourth quarter effect of the Southern California wildfires. However, based on the current preliminary information available, we do not anticipate that these fires will have a significant impact on our current estimate of full year 2007 net income before realized investment gains and losses of between $1.80 and $1.95 per share,” said Lower.

Segment Earnings

Net income for the property and casualty segment of $10.4 million for the quarter decreased $4.1 million compared to the same period in 2006, with year-to-date income down $8.2 million. The current year property and casualty combined ratios were 96.7 percent and 91.8 percent for the third quarter and nine months, respectively, compared to 91.2 percent and 88.3 percent in the prior year periods. Pretax catastrophe costs in the current quarter were $10.3 million compared to $7.2 million incurred in the third quarter of 2006. Favorable prior years’ reserve development totaling $3.7 million was recorded in the current quarter, down from the $5.1 million recorded in the third quarter of last year.

Annuity segment net income of $5.2 million for the quarter increased $1.8 million compared to the third quarter of 2006, contributing to a year-to-date increase of $3.8 million. In addition to double-digit growth in the interest margin and contract charges earned, there was a small positive effect from valuations of deferred policy acquisition costs and value of acquired insurance in force in the current period. Life segment net income of $5.5 million for this year’s third quarter and $12.7 million for the nine months each increased approximately $1.5 million compared to a year earlier, reflecting growth in investment income and lower mortality costs.

Segment Revenues

The company’s total premiums written and contract deposits increased 1 percent for the quarter and 2 percent for the nine months compared to the prior year. As previously disclosed, in August 2007 the National Education Association (“NEA”) educator excess professional liability insurance policy expired. As the primary component of involuntary and other property and casualty premiums, this policy represented approximately $8.6 million of premiums written in the prior year third quarter and nine months. Current quarter and year-to-date property and casualty premiums written reflected slight increases due to growth in average property premium per policy and growth in policies in force, however these were more than offset by a decrease in average auto premium per policy, higher catastrophe reinsurance premiums and the impact of the NEA educator excess professional liability insurance policy expiration.

Annuity new contract deposits increased 10 percent and 7 percent compared to the three and nine months ended September 30, 2006, respectively, due to growth in scheduled annuity deposit receipts. For the nine months, deposits to fixed accounts increased 6 percent, and variable annuity deposits increased 9 percent. Life segment insurance premiums and contract deposits decreased 2 percent and 1 percent compared to the three and nine months ended September 30, 2006, respectively.

2

Sales and Distribution

Total new auto sales units increased 2 percent compared to the first nine months of 2006. Annuity new business decreased 8 percent for the nine months compared to a year earlier. In 2006, annuity sales benefitted from increased opportunities for rollover deposits in six states that had initiated programs allowing educators to privatize a portion of their state retirement funds. The current period also reflected a decline in fixed indexed annuity partner product sales.

“While the decline in current year annuity sales is disappointing, we had a smaller decline in the third quarter and are pleased with the growth in total annuity revenues and accumulated account values. We are also pleased to see the year-to-date sales growth in our auto line, although the rate of growth was somewhat lower than our expectations primarily due to the reduced sales volume in Florida. Positive results from initiatives such as the property and casualty Educator Segmentation (Pricing) Model and our Product Management Organization are driving year-to-date improvements in average auto productivity per agent while also supporting Horace Mann’s transition to our new Agency Business Model,” said Lower.

Horace Mann’s career agency force totaled 797 agents at September 30, 2007, a 4 percent decline compared to 12 months earlier. “As we continue transitioning to our new Agency Business Model, we expect the agent count to continue to decline somewhat over the intermediate term, while our total points of distribution increase as a result of the growing number of licensed producers supporting agents who adopt the new model”, Lower noted.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
DIGEST OF EARNINGS
Net income	$18.4	$19.4	-5.2%	$64.8	$70.1	-7.6%

Net income per share:
Basic	$0.42	$0.45	-6.7%	$1.50	$1.63	-8.0%
Diluted (A)	$0.41	$0.43	-4.7%	$1.45	$1.55	-6.5%
Weighted average number of shares and equivalent shares:
Basic	43.3	43.0		43.2	43.0
Diluted (A)	44.3	45.0		44.8	46.0

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$254.4	$252.3	0.8%	$735.5	$723.9	1.6%

Return on equity (B)				14.2%	15.0%

Property & Casualty GAAP combined ratio	96.7%	91.2%		91.8%	88.3%
Effect of catastrophe costs on the Property & Casualty combined ratio	7.7%	5.4%		4.4%	4.8%

Experienced agents				576	589	-2.2%
Financed agents				221	244	-9.4%
Total agents				797	833	-4.3%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.315	$0.315	—

Book value (C)				$15.73	$14.33	9.8%

Financial Position

Total assets				$6,295.3	$6,277.5	0.3%
Short-term debt				—	—
Long-term debt				199.5	232.0
Total shareholders’ equity				680.9	616.4	10.5%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. Prior to the repurchases in 2006, the Company’s Senior Convertible Notes represented 4.3 million equivalent shares and had annual interest expense of $2.7 million after tax. On May 14, 2007, the Company redeemed all remaining Senior Convertible Notes. For the nine months ended September 30, 2007, the Senior Convertible Notes represented 0.6 million equivalent shares and had after tax interest expense of $0.3 million.

(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.

(C)	Before the fair value adjustment for investments, book value per share was $16.21 at September 30, 2007 and $14.17 at September 30, 2006. Ending shares outstanding were 43,294,959 at September 30, 2007 and 43,026,839 at September 30, 2006.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
STATEMENTS OF OPERATIONS

Insurance premiums written and contract deposits	$254.4	$252.3	0.8%	$735.5	$723.9	1.6%

Insurance premiums and contract charges earned	$163.3	$162.7	0.4%	$488.0	$487.3	0.1%
Net investment income	56.0	53.1	5.5%	166.3	154.8	7.4%
Net realized investment gains (losses)	(0.5)	0.8		2.1	5.3
Total revenues	218.8	216.6	1.0%	656.4	647.4	1.4%
Benefits, claims and settlement expenses	108.6	102.2		307.0	292.9
Interest credited	32.2	31.0		95.0	91.1
Policy acquisition expenses amortized	18.4	18.1		55.7	54.7
Operating expenses	29.0	32.8	-11.6%	92.2	95.3	-3.3%
Amortization of intangible assets	1.2	1.3		4.0	4.2
Interest expense (A)	3.4	3.6		10.6	9.4
Total benefits, losses and expenses	192.8	189.0	2.0%	564.5	547.6	3.1%
Income before income taxes	26.0	27.6	-5.8%	91.9	99.8	-7.9%
Income tax expense	7.6	8.2		27.1	29.7

Net income	$18.4	$19.4	-5.2%	$64.8	$70.1	-7.6%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$141.7	$138.4	2.4%	$401.1	$396.7	1.1%
Involuntary and other property & casualty	0.3	9.2		2.0	11.0
Total Property & Casualty	142.0	147.6	-3.8%	403.1	407.7	-1.1%

Annuity deposits	87.8	79.7	10.2%	258.3	241.1	7.1%

Life	24.6	25.0	-1.6%	74.1	75.1	-1.3%

Total	$254.4	$252.3	0.8%	$735.5	$723.9	1.6%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$10.4	$14.5	-28.3%	$45.1	$53.3	-15.4%

Annuity	5.2	3.4	52.9%	13.7	9.9	38.4%

Life	5.5	4.0	37.5%	12.7	11.0	15.5%

Corporate and other (B)	(2.7)	(2.5)		(6.7)	(4.1)

Net income	18.4	19.4	-5.2%	64.8	70.1	-7.6%

Catastrophe costs, after tax, included above (C)	(6.7)	(4.7)		(11.5)	(12.5)

(A)	The three and nine months ended September 30, 2006 included gains of $0.1 million and $0.2 million, respectively, as a result of repurchasing a portion of the 1.425% Senior Convertible Notes due 2032.

(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
PROPERTY & CASUALTY

Premiums written	$142.0	$147.6	-3.8%	$403.1	$407.7	-1.1%
Premiums earned	133.4	133.6	-0.1%	399.2	400.8	-0.4%
Net investment income	9.3	8.9	4.5%	27.8	25.8	7.8%
Losses and loss adjustment expenses (LAE)	97.4	89.9		270.3	257.6
Operating expenses (includes policy acquisition expenses amortized)	31.2	31.9	-2.2%	94.1	94.2	-0.1%
Income before tax	14.1	20.7	-31.9%	62.6	74.8	-16.3%
Net income	10.4	14.5	-28.3%	45.1	53.3	-15.4%

Net investment income, after tax	7.8	7.3	6.8%	23.0	21.6	6.5%

Catastrophe costs, after tax (A)	6.7	4.7		11.5	12.5
Catastrophe losses and LAE, before tax (B) (C)	10.3	7.2		17.7	18.6
Reinsurance reinstatement premiums, before tax	—	—		—	0.6

Operating statistics:
Loss and loss adjustment expense ratio	73.0%	67.3%		67.7%	64.3%
Expense ratio	23.7%	23.9%		24.1%	24.0%
Combined ratio	96.7%	91.2%		91.8%	88.3%

Effect of catastrophe costs on the combined ratio	7.7%	5.4%		4.4%	4.8%

Automobile and property detail:
Premiums written (voluntary) (D)	$141.7	$138.4	2.4%	$401.1	$396.7	1.1%
Automobile	93.1	93.0	0.1%	274.6	277.4	-1.0%
Property	48.6	45.4	7.0%	126.5	119.3	6.0%

Premiums earned (voluntary) (D)	131.9	131.2	0.5%	392.6	393.0	-0.1%
Automobile	91.2	91.9	-0.8%	273.3	276.8	-1.3%
Property	40.7	39.3	3.6%	119.3	116.2	2.7%

Policies in force (voluntary) (in thousands)				801	796	0.6%
Automobile				535	531	0.8%
Property				266	265	0.4%

Policy renewal rate (voluntary)
Automobile (6 months)				91.4%	91.1%
Property (12 months)				88.2%	87.8%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	69.9%	69.8%		69.5%	64.5%
Expense ratio	23.8%	24.5%		24.2%	24.3%
Combined ratio	93.7%	94.3%		93.7%	88.8%

Effect of catastrophe costs on the combined ratio (C)	0.7%	1.8%		0.5%	0.8%

Total property operating statistics:
Loss and loss adjustment expense ratio	78.9%	58.3%		61.2%	61.4%
Expense ratio	23.9%	23.8%		24.6%	24.1%
Combined ratio	102.8%	82.1%		85.8%	85.5%

Effect of catastrophe costs on the combined ratio (C)	24.2%	14.1%		13.8%	14.7%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile (C)	$2.8	$3.8		$7.2	$17.3
Total property (C)	0.9	1.3		7.6	(0.1)
Other property and casualty	—	—		—	—
Total (C)	3.7	5.1		14.8	17.2

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

(B)	The three and nine months ended September 30, 2007 reflect reductions of $0.2 million and $0.3 million, respectively, due to net recoupment from policyholder of assessments previously paid by the Company to the Florida Citizens Property Insurance Corporation (“Florida Citizens”) and the Louisiana Citizens Fair and Coastal Plans (“Louisiana Citizens”). The three and nine months ended September 30, 2006 reflected reductions of $0.8 million and $2.0 million, respectively, due to recoupment from policyholders of assessments previously paid by the Company to Florida Citizens and Louisiana Citizens.

(C)	The nine months ended September 30, 2006 included development of prior years’ reserves for catastrophe losses and LAE in captions related to catastrophe costs as well as captions related to prior years’ reserve development as follows: total property and casualty, unfavorable development of $1.4 million; voluntary automobile, favorable development of $1.5 million; and total property, unfavorable development of $2.9 million.

(D)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
ANNUITY

Contract deposits	$87.8	$79.7	10.2%	$258.3	$241.1	7.1%
Variable	35.8	30.0	19.3%	111.2	102.2	8.8%
Fixed	52.0	49.7	4.6%	147.1	138.9	5.9%
Contract charges earned	5.5	5.0	10.0%	16.4	14.6	12.3%
Net investment income	32.6	30.4	7.2%	96.1	89.1	7.9%
Net interest margin (without realized gains)	9.7	8.5	14.1%	28.9	24.9	16.1%
Mortality loss and other reserve changes	(0.3)	(0.6)		(0.9)	(0.7)
Operating expenses (includes policy acquisition expenses amortized)	6.2	7.4	-16.2%	21.4	21.7	-1.4%
Amortization of intangible assets	0.9	0.9		3.0	3.1
Income before tax	7.8	4.6	69.6%	20.0	14.0	42.9%
Net income	5.2	3.4	52.9%	13.7	9.9	38.4%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$0.2	$—		$0.2	$(0.2)
Value of acquired insurance in force	—	—		(0.1)	(0.1)
Guaranteed minimum death benefit reserve	—	(0.1)		(0.1)	—
Annuity contracts in force (in thousands)				164	163	0.6%
Accumulated value on deposit				$3,750.7	$3,470.1	8.1%
Variable				1,610.3	1,414.0	13.9%
Fixed				2,140.4	2,056.1	4.1%
Annuity accumulated value retention - 12 months
Variable accumulations				90.8%	91.2%
Fixed accumulations				91.9%	93.8%

LIFE

Premiums and contract deposits	$24.6	$25.0	-1.6%	$74.1	$75.1	-1.3%
Premiums and contract charges earned	24.4	24.1	1.2%	72.4	71.9	0.7%
Net investment income	14.3	13.6	5.1%	42.4	39.7	6.8%
Income before tax	8.4	6.0	40.0%	19.6	17.0	15.3%
Net income	5.5	4.0	37.5%	12.7	11.0	15.5%
Pretax income increase due to valuation of:
Deferred policy acquisition costs	$(0.1)	$(0.1)		$—	$0.1

Life policies in force (in thousands)				227	232	-2.2%
Life insurance in force				$13,499	$13,235	2.0%
Lapse ratio - 12 months (Ordinary life insurance)				5.6%	6.0%

CORPORATE AND OTHER (A)
Components of loss before tax:
Net realized investment gains (losses)	$(0.5)	$0.8		$2.1	$5.3
Interest expense	(3.4)	(3.6)		(10.6)	(9.4)
Other operating expenses and net investment income	(0.4)	(0.9)		(1.8)	(1.9)
Loss before tax	(4.3)	(3.7)		(10.3)	(6.0)
Net loss	(2.7)	(2.5)		(6.7)	(4.1)

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2007, $3,111.3; 2006, $3,043.7)				$3,077.4	$3,049.7
Short-term investments				60.8	15.5
Short-term investments, securities lending collateral				77.6	378.1
Policy loans and other				148.2	94.3

Total Annuity and Life investments				3,364.0	3,537.6	-4.9%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2007, $758.7; 2006, $751.3)				758.8	756.7
Short-term investments				6.3	9.6
Short-term investments, securities lending collateral				—	13.4
Other				32.5	2.8

Total Property & Casualty investments				797.6	782.5	1.9%

Corporate investments				6.7	37.0

Total investments				4,168.3	4,357.1	-4.3%

Net investment income
Before tax	$56.0	$53.1	5.5%	$166.3	$154.8	7.4%
After tax	38.1	36.2	5.2%	113.0	105.5	7.1%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment loss
Property & Casualty	$(0.6)	$(0.3)		$(0.2)	$(0.1)
Annuity	0.1	0.5		3.5	2.9
Life	—	0.6		(1.2)	2.5
Corporate and Other	—	—		—	—

Total, before tax	(0.5)	0.8		2.1	5.3
Total, after tax	(0.3)	0.5		1.4	3.4
Per share, diluted	$(0.01)	$0.01		$0.03	$0.08